                     CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated January 2, 1998, with respect to the financial statements of Intek Diversified Corporation included in the Form 10-K of Intek Diversified Corporation dated September 30, 1997, as amended.

                                             /s/ Arthur Andersen LLP

                                             Arthur Andersen LLP

Los Angeles, California
January 20, 1998